EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-31617 of Innovative Valve Technologies, Inc. on Form S-1 of our report dated January 17, 1997 (January 31, 1997 as to Notes 2 and 7) on the consolidated financial statements of Harley Industries, Inc. as of October 31, 1995 and 1996 and for each of the three years in the period ended October 31, 1996, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Tulsa, Oklahoma
September 19, 1997

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Innovative Valve Technologies, Inc. on Form S-1 of our report dated April 11, 1997 appearing in the Prospectus, which is part of this Registration Statement, on the financial statements of GSV, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Orlando, Florida
September 17, 1997